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                             AIRSENSORS, INC.
                  COMPUTATION OF NET INCOME PER SHARE
               Three months ended July 31, 1997 and 1996

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                                                                                             1997        1996
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PRIMARY CALCULATION:
 Net income.............................................................................  $  895,626  $  750,834
 Minority interest......................................................................     (55,255)    (38,420)
 Dividends on preferred stock...........................................................    (148,750)   (145,032)
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 Net income applicable to common stock..................................................     691,621     567,382
 Add: Effect of treasury stock on repayment of borrowings...............................      47,244      75,590
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 Net income applicable to common stock for calculation of net income per share..........     738,865     642,972
 Weighted average number of common shares outstanding...................................   5,814,587   5,680,061
 Dilutive effect of outstanding stock options and warrants (As determined by application
  of the modified treasury stock method)................................................     993,178   1,077,078
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 Weighted average number of common shares, as adjusted for calculation of net income per
  share.................................................................................   6,807,765   6,757,139
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Net income per share....................................................................  $     0.11  $     0.10
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FULLY DILUTED CALCULATION:
Net income applicable to common stock for calculation of net income per share before
  effect of treasury stock on repayment of borrowings...................................     691,621     567,382
Add: Effect of treasury stock on repayment of borrowings................................      33,231      75,590
Net income applicable to common stock for calculation of net income per share...........     724,852     642,972
Weighted average number of common shares outstanding....................................   5,814,587   5,680,061
Dilutive effect of outstanding stock options and warrants (As determined by application
  of the modified treasury stock method)................................................     993.178   1,077,078
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Weighted average number of common shares, as adjusted for calculation of net income per
  share.................................................................................   6,807,765   6,757,139
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Net income per share....................................................................  $     0.11  $     0.10
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